                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 2                                   Trade Date: 01/22/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 01/25/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is January 24, 2002



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
       CUSIP
         or
     Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
     -----------           ----------------         -------------           -------------         ---------------
      91131UCY8             $22,769,000.00              6.00%                  01/15/17                 100%

   Interest Payment
      Frequency                                                                 Dates and terms of redemption
     (begin date)          Survivor's Option     Subject to Redemption        (including the redemption price)
   ----------------        -----------------     ---------------------        --------------------------------
        07/15/02                   Yes                   Yes                           100% 01/15/03
     semi-annually                                                                semi-annually thereafter

                             Discounts and
   Proceeds to UPS            Commissions            Reallowance                  Dealer              Other Terms
   ---------------           -------------           -----------                  ------              -----------
    $22,404,696.00            $364,304.00               $3.50               ABN AMRO Financial
                                                                              Services, Inc.
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